UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2013

NOVAVAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9920 Belward Campus Drive

Rockville, Maryland 20850

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 25, 2013, the Board of Directors of Novavax, Inc. (“Novavax” or the “Company”) adopted the Amended and Restated By-Laws of Novavax (the “Amended and Restated By-Laws”). The following is a summary of material changes effected by the adoption of the Amended and Restated By-Laws:

Article 1, Section 1.1 (Place of Meetings): This section was amended to allow the Board of Directors, in its sole discretion, to determine that stockholders and proxyholders not physically present at a meeting may participate and be deemed present at a stockholder meeting via remote communications.

Article 1, Section 1.2 (Annual Meeting): This section was amended to remove the requirement that the annual meeting be held within six months of the fiscal year end.

Article 1, Section 1.4 (Notice of Meeting): This section was amended to permit notice of a meeting to a stockholder by electronic transmission and to address the circumstances under which notice need not be given or may be deemed to be waived.

Article 1, Section 1.5 (Voting List): This section was amended to provide that a list of stockholders may be made available on a reasonably accessible electronic network.

Article 1, Sections 1.10 and 1.11 (Advance Notice): These sections were amended to modify the requirements for stockholders to provide notice of director nominations or business proposals in advance of meetings of stockholders.  As amended, the sections require that, except as otherwise provided by law, any stockholder nominating individuals for election to the Board of Directors or proposing business provide advanced notice to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders or, in the case of any special meeting, not less than 60 days nor more than 90 days prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 100 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the tenth day after the day on which notice or public announcement of the date of such meeting was made.  The sections were also revised to require that, except as otherwise provided by law, a stockholder’s advanced notice of the nomination of a director and proposal of business at an annual meeting include certain additional information about the stockholder giving such notice and its affiliates and associates and, in the case of a nomination of a director, the director nominee.  In addition, a provision was added requiring a stockholder proposed nominee to complete a questionnaire in a form provided by the Company within 10 days of receipt.

Article 2, Section 2.6 (Resignation): This section was amended to provide that a director may at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, if any, the President or Secretary of the Corporation, as opposed to a written resignation given to the Corporation at its principal offices or to the President or Secretary.

Article 2, Section 2.9 (Notice of Special Meetings): This section was amended to provide that notice of special meetings of the Board of Directors may be made by any form of electronic transmissions to which such director has consented and to allow for shorter notice periods where such shorter time is sufficient for the convenient assembly of the Board of Directors.

Article 3, Section 3.5 (Resignation and Removal): This section was amended to conform the officer resignation provisions to the director resignation provisions described in Section 2.6 above.

Article 4, Section 4.5 (Record Date): This section was amended to allow the Board of Directors to provide for the separation of (i) the record date for determining the stockholders entitled to notice of a stockholder meeting or any adjournment thereof, and (ii) the record date for determining the stockholders entitled to vote at such meeting.

Article 5, Section 5. (Transactions with Interested Parties): This section was deleted in its entirety.

In addition to the amendments described above, the Board of Directors also adopted other minor, clarifying and technical amendments to these and other sections of the by-laws and restated them in their entirety as the Company’s Amended and Restated By-Laws.

The foregoing description is qualified in its entirety by reference to the copy of the Amended and Restated By-Laws attached hereto as Exhibit 3.1, which has been marked to show changes from the previously existing By-Laws and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Novavax, Inc. (marked)
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

Date: January 30, 2013	By:	/s/ John A. Herrmann III, J.D.
John A. Herrmann III, J.D.
Vice President, General Counsel & Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Novavax, Inc. (marked)

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